UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

Monadnock Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50810	20-4649880
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Jaffrey Road, Peterborough, NH (Address of principal executive offices)		03458 (Zip Code)

Registrant's telephone number, including area code: (603) 924-9654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Events.

On September 25, 2008, the Compensation Committee of the Board of Directors approved the granting of stock options to the non-employee directors of Monadnock Bancorp, Inc. (the "Company") listed below:

Director	Number of Options

Kenneth A. Christian	700
Samuel J. Hackler	700
Thomas C. LaFortune	700
Nancy L. Carlson	700
Jack Goldstein	700
Edward J. Shea	700
Kenneth R. Simonetta	700

The grants were made in accordance with the terms of the Monadnock Community Bancorp, Inc. 2005 Stock Option Plan, which was approved by the Company's stockholders at the May 12, 2005 annual meeting of stockholders. All of the options vest at 20% per year over a five (5) year period, commencing one year from the date of the grant (September 25, 2008). The options have an exercise price of $5.73 per share, which was the average of the High and Low reported sales price of the Company's common stock on the OTC Electronic Bulletin Board on September 23, 2008, the last date of market activity before the grant date. The vesting of the options accelerate upon death, disability or an involuntary termination of service following a change in control. The grants have other terms and conditions consistent with the Monadnock Community Bancorp, Inc. 2005 Stock Option Plan. A total of 4,900 options were granted to the non-employee directors of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED: None

(B) PRO FORMA FINANCIAL INFORMATION: None

(C) SHELL COMPANY TRANSACTIONS: None

(D) EXHIBITS:

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monadnock Bancorp, Inc.

Date:	September 29, 2008	By:	/s/ William M. Pierce, Jr.

William M. Pierce, Jr. President and Chief Executive Officer

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